Exhibit 99.2

NEWS RELEASE

CONTACTS:	Investors:
Patty Eisenhaur
(862) 261-8141

Media:
Charlie Mayr
(862) 261-8030

Watson Acquires Ascent Pharmahealth for AU$375 Million

•	Watson Becomes 5th Largest Generic Pharmaceutical Company in Australia; Builds on Existing Watson Assets

•	Positions Watson as Largest Generics Company in Singapore with Broad Portfolio and Sales Organization

•	Gains an Established Presence in Southeast Asia with Footprint in Malaysia, Hong Kong, Vietnam and Thailand

PARSIPPANY, NJ – January 24, 2012 – Watson Pharmaceuticals, Inc. (NYSE: WPI) announced that it has acquired Ascent Pharmahealth Ltd, the Australia and Southeast Asia generic pharmaceutical business of Strides Arcolab Ltd, for AU$375 million in cash. As a result of the acquisition, Watson becomes the fifth largest generic pharmaceutical company in Australia based on revenue, and the combined company will be the second largest in terms of total molecules. Watson also becomes the largest generics company in Singapore and gains an established commercial base in Malaysia, Hong Kong, Vietnam and Thailand. Watson expects the transaction to be immediately accretive to 2012 non-GAAP earnings.

Ascent markets a broad portfolio of generics, brands, branded-generic and over-the-counter (OTC) and dermatology and skin care products in Australia with approximately 14 percent market share. In the Southeast Asia market, Ascent markets branded-generics and OTC products, and is supported by a sales force of approximately 45 representatives. The company employs approximately 300 employees in Australia and Southeast Asia. Ascent’s businesses in Australia and Southeast Asia had total sales of approximately AU$150 million in 2011.

“We are committed to expanding our international commercial operations into geographies where we can capitalize on our existing assets and participate in growing and emerging markets,” said Paul Bisaro, Watson’s President and CEO. “This acquisition immediately establishes Watson among the leaders in the AU$12 billion Australian pharmaceutical market, where the generic market is growing at approximately 8 percent. This acquisition complements our existing generic development and marketing capabilities in the important Australia market, and catapults us to a top five position that would have taken considerable time and investment to build organically. It also provides us with a leadership position in Southeast Asia, a region with more than 600 million consumers and overall annual generic sales of approximately AU$4 billion a year, which is projected to grow at more than 10 percent annually.”

“The acquisition of Ascent provides Watson with a successful commercial structure in both Australia and Southeast Asia; we will retain the proven sales and marketing teams that have driven Ascent’s growth; we will have a larger portfolio of products, and gain a broader pipeline of products to support continued growth,” Bisaro added. “We anticipate a seamless and rapid integration of the Ascent businesses.”

“The sale of Ascent is a value-enhancing and forward-looking initiative for Strides,” said Arun Kumar, Executive Vice Chairman and Group CEO of Strides Arcolab. “We have been clear about our intention to focus on our highly attractive steriles segment, which we expect to be our growth engine going forward. The transaction further facilitates the execution of this strategy and unlocks significant value for the Group. Furthermore, the proceeds from the transaction considerably strengthen our balance sheet. We believe that Ascent and its employees in Australia, Singapore and all of its other markets will benefit from the continued development under its new owners.”

Watson currently operates in the Australian marketplace through its subsidiary, Spirit Pharmaceuticals, which supplies products to third parties and has a successful development track record and robust pipeline of products, including significant patent challenges. Watson also operates through its Willow Pharmaceuticals subsidiary, which develops, sources and markets products with an emphasis on injectables. During 2010, the Company established the Watson Pharma Company to consolidate its position in Australia and support growth in the marketplace. The Company expects this entity to manage the Ascent assets.

Under the terms of the agreement, Watson acquired Ascent Pharmahealth for AU$375 million (approximately $393 million US) in cash. Watson funded the transaction using cash-on-hand and borrowings from its revolving credit facility. The deal is expected to be immediately accretive to 2012 non-GAAP earnings. The transaction was signed and closed simultaneously.

Watson will discuss the acquisition in more detail during its 2012 Investor Meeting in New York City on January 24, 2012. The meeting will begin at 8:00 a.m. Eastern Time and will be simultaneously webcast. The webcast will be available live to investors and the media on Watson’s Web site or at the following link: http://www.videonewswire.com/event.asp?id=84459.

About Watson Pharmaceuticals, Inc.

Watson Pharmaceuticals, Inc. is an integrated global specialty pharmaceutical company. The Company is engaged in the development, manufacturing, marketing and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. Watson has operations in many of the world’s established and growing international markets.

For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.

About Ascent

Ascent Pharmahealth Ltd, previously part of Strides Arcolab Ltd, services markets in Australia, Singapore, Malaysia, Hong Kong, Vietnam, Thailand and other Asian countries with a range of generic pharmaceuticals, consumer skincare and over the-counter (OTC) medicines. Ascent has a regional manufacturing facility located in Singapore which manufactures prescription and OTC products in varied dosage forms for the Southeast Asia market.

Ascent is one of Australia’s leading suppliers of healthcare products to pharmacies and is ranked among the top five generics companies in the Australian market. It is also a major player in the consumer health market with well established brands like Avene (skincare), Hairy Lemon (OTC) and Estelle (private prescription medicine) and Dermorganics (organic skincare).

Forward-Looking Statement

Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Watson’s strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Watson’s performance, at times, will differ from its goals and expectations. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Ascent acquisition and the ability to recognize the anticipated synergies and benefits of the Ascent acquisition; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; the difficulty of predicting the timing or outcome of litigation; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions; market acceptance of and continued demand for Watson’s and Ascent’s products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Watson’s and Ascent’s facilities, products and/or businesses; changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended September 30, 2011. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.

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